Exhibit 99.1

Loop Industries Announces Signature of Multi-Year Supply Agreement with Beauty Leader L’Oréal

MONTREAL (QC) / ACCESSWIRE / March 6, 2020 / Loop Industries, Inc. (Nasdaq: LOOP) announced today that they have entered into a multi-year offtake agreement with leading beauty industry brand L’Oréal to supply them with PET resin made of 100% recycled materials for their packaging needs.

This resin is to be supplied from Loop Industries’ joint venture facility in Spartanburg, South Carolina with Indorama Ventures, a global integrated leader in PET plastic and polyester fiber manufacturing. The growing demand for Loop Industries’ resin has driven the joint venture’s decision to increase the facility’s production capacity to 40 KT per year, thus enabling Loop Industries to broaden its array of partnerships and supply more brands with resin made from waste PET plastic and polyester fiber.

Thanks to Loop Industries’ breakthrough low-energy technology, waste PET plastic and polyester fiber can be diverted away from landfills and natural areas, depolymerized into its base building blocks, purified and polymerized into virgin-quality Loop™ PET resin.

Started in 2018, the collaboration between L’Oréal and Loop Industries is now entering a new step forward with this agreement for the supply of sustainable PET resin.

"Supporting businesses in achieving their sustainability objectives while helping consumers understand the potential of plastic in a circular economy model is at the core of Loop’s mission," said Giovanni Catino, Senior Director of Sales and Business Development for Loop Industries. "We thank L’Oréal for their partnership and look forward to working to assist them in reaching their sustainability goals."

This collaboration with L’Oréal marks an important step in Loop Industries’ objective to help brands and consumers move away from plastic waste and towards a circular plastics economy.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol "LOOP."

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company's business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (x) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investors:

Nelson Gentiletti
Chief Operating and Chief Financial Officer
Loop Industries, Inc.
+1 (450) 951 8555 ext. 223
ngentiletti@loopindustries.com

Media Inquiries:

Stephanie Corrente
Director Marketing & Investor Relations
Loop Industries, Inc.
+1 (450) 951-8555 ext. 226
scorrente@loopindustries.com

SOURCE: Loop Industries, Inc.

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